China Electric Motor, Inc. Announces the Acquisition of
Shenzhen Guofa Optoelectronics Co., Ltd.

--Company Expands Position in High-End DC Micro Motor Category–

SHENZHEN, China, January 25, 2011 -- China Electric Motor, Inc. (Nasdaq: CELM, "China Electric" or the "Company"), a Delaware corporation and China-based company that engages in the design, production, marketing and sale of micro motor products, today announced that Luck Loyal International Investment Limited (“Luck Loyal”), an indirect wholly owned subsidiary of the Company, entered into an Equity Transfer Contract (the “Agreement”) with New-Metal (H.K.) Technology Limited (the “Seller”) on January 21, 2011. Under the terms of the Agreement, Luck Loyal will purchase 100% of the equity interests of Shenzhen Guofa Optoelectronics Co., Ltd. (“Guofa Optoelectronics” or “Guofa”), a wholly foreign owned enterprise incorporated in China, held by the Seller, for an aggregate purchase price of RMB42.7 million (or approximately US$6.5 million, based on the exchange rate as of January 21, 2011) (the “Transaction”).

With this acquisition, the Company will acquire new production lines and expertise focused on high-end DC micro motors used in products like digital cameras, cell phones, electronic door locks, and other similar products. Guofa’s products are sold to clients representing high-end OEM companies which include Ricoh, Toshiba, Philips, OMRON, Panasonic, OLYMPUS, and Taiwan Asia Optical. In 2010, Guofa Optoelectronics recognized RMB83.4 million (or approximately US$12.7 million) in revenue and RMB8.7 million (or approximately US$1.3 million) in net income.

The purchase price will be paid by the Company in three installments, subject to certain conditions precedent and adjustments, as described in the Agreement.   For the first installment, the Company will pay RMB4 million (or approximately US$607,000) within ten days of the execution of the Agreement. For the second installment, the Company will pay RMB28.7 million (or approximately US$4.4 million) within thirty days of the Agreement after certain conditions precedent have been met.  The last payment of RMB10 million (or approximately US$1.5 million) will be withheld as a deposit to secure the settlement of labor issues, if any, as described in the Agreement. The closing of the Transaction is expected to take place within 120 business days from the date of the Agreement, subject to government approvals.

In addition, Dr. Dehe Wang, the General Manager of Guofa Optoelectronics (no relation to the Company's CEO, Mr. Yue Wang, or Chairman, Mr. Fugui Wang), has been hired to replace Mr. Shengping Wang, who resigned due to medical reasons, to become the Company's new Chief Technology Officer, effective as of January 21, 2011.  Mr. Dehe Wang has been the General Manager of Guofa Optoelectronics since November 2005 and has over 15 years of management and research experience in the micro motor industry.

Mr. Yue Wang, the Chief Executive Officer of China Electric, stated, "This acquisition further establishes our presence in the high-end DC micro motor category.  Guofa has a blue chip customer base and serves markets in which we currently have no presence.  Part of our strategy over the past two years has been to diversify our overall product offering beyond home and kitchen appliances.  Guofa has an established customer base and a strong product portfolio in niche areas like camera printing machines and automobile door lock motors, which help with our diversification efforts.

We plan to consolidate Guofa’s operations and over 450 skilled employees to our newly acquired Sunna Industry Park after the closing of this transaction.  We expect Guofa to be accretive immediately upon the closing of this acquisition and we believe that we can maximize Guofa’s sales and profit growth in the coming years through our working capital commitments.”

Wang continued, “We greatly appreciate Mr. Shengping Wang’s tremendous contribution to China Electric’s growth and we are excited to welcome Mr. Dehe Wang to the China Electric team.  We believe that his appointment, combined with our acquisition of Guofa Optoelectronics, will significantly help us continue to expand China Electric’s micro motors footprint.”

About China Electric Motor, Inc.

China Electric Motor, Inc. (Nasdaq: CELM) is a China-based company that engages in the design, production, marketing and sale of micro motor products through its subsidiaries, Shenzhen YuePengCheng Motor Co., Ltd. and Ningbo Heng Bang Long Electrical Equipment Co., Ltd. The Company's products are incorporated into consumer electronics, automobiles, power tools, toys and household appliances, and are sold under its "Sunna" brand name. The Company provides micro motor products that meet the growing demand for efficient, quiet and compact motors from manufacturers of consumer electronics, automobiles, power tools, toys and household appliances. China Electric Motor, Inc. sells its products directly to original equipment manufacturers and to distributors and resellers both domestically in the People's Republic of China and internationally to customers in Korea and Hong Kong. The Company's manufacturing facilities are located in Shenzhen, Guangdong and Ningbo, Zhejiang.

Safe Harbor Statement

This press release of China Electric Motor, Inc. ("China Electric," the "Company," "we," "us" or "our") contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions. All statements other than statements of historical fact in this press release are forward-looking statements, including but not limited to, our future financial condition or results of operation, the completion and expected benefits of our planned expansion, the ongoing growth in the sales of our products and our product lines, our access to new markets, our ability to recruit and retain high-quality employees, the success of our growth strategies and the continuing growth of the Chinese economy and Chinese exports. These forward-looking statements are based on management's current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates, but involve a number of unknown risks and uncertainties, including, without limitation, our ability to sustain our recent profitability and growth rates, the possibility that we may not meet production demands and standards at a reasonable cost, increased competition in the micro motor product market, our ability to develop and sell new products or penetrate new markets, our ability to timely bring additional production capacity on line, our ability to maintain and fill order backlog, the success of our strategic investments and acquisitions, our ability to timely develop new production equipment, compliance with and changes in the laws and policies of the People's Republic of China that affect our operations, including its economic policies and other risk factors detailed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in our subsequent reports on Form 10-Q filed with the Securities and Exchange Commission and available at www.sec.gov . The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and actual results may differ materially from the anticipated results. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements.

Contact Information:

In China:

Dexter Fong, CFO
China Electric Motor, Inc.
Tel: +86 136 6666 1663
Email: dexterfong@gmail.com

ICR, LLC.
Jeremy Peruski
Tel: +86 10 6583 7508
Email: Jeremy.peruski@icrinc.com